Form C

Cover Page

Name of issuer:

Naia, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 1/1/2013

Physical address of issuer:

736 Alfred Nobel Drive
Hercules CA 94547

Website of issuer:

http://gelaterianaia.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 1.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

474,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $474,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$474,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$895,000.00

Deadline to reach the target offering amount:

8/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

30

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,581,349.00	$1,663,168.00
Cash & Cash Equivalents:	$15,124.00	$36,559.00
Accounts Receivable:	$110,512.00	$83,523.00
Short-term Debt:	$696,209.00	$589,590.00
Long-term Debt:	$1,261,690.00	$1,162,874.00
Revenues/Sales:	$2,864,027.00	$3,542,172.00
Cost of Goods Sold:	($1,773,052.00)	($2,275,207.00)
Taxes Paid:	($10,593.00)	($14,158.00)
Net Income:	($411,234.00)	($232,932.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Naia, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Chris Tan	CEO	Naia, Inc.	2013
Bobby Lee	Anesthesiologist	St Paul Hospital	2013
Rick Reynolds	Contractor	Retired	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Chris Tan	President	2013
Chris Tan	CEO	2013
Bobby Lee	CFO	2013
Trevor Morris	Vice-President Operations	2013
Rick Reynolds	Secretary	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Chris Tan	1880000.0 Common Stock	55.9

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The materials in this offering contain forward looking statements, which can be identified by the use of forward-looking terminology, such as but not limited to "may", "intend", "will", "anticipate", "estimate", "seek", or "continue" or the negative thereof or other variations thereon or comparable terminology. In particular, any statements, expressed or implied, concerning trends, future operating results, growth, performance, business prospects and opportunities or the ability to generate revenues, income or cash flow are forward-looking statements. These statements reflect management's current beliefs, including beliefs as to future financial and operating results, and they are based on information currently available to management.

Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to:

. use of unaudited financial statements;
. reliance on projections that may not be realized;
. restrictions in the transferability of shares;
. continued control of Naia by management and dependence on their operation of Naia;
. potentially not raising sufficient capital now or in the future;
. incurring losses;
. dependence on certain employees;
. uncertainty as to the availability and terms of future financing;
. a loss or reduction of one or more key customers could adversely impact sales;
. Naia's dependency on distributors;
. Naia's dependency on suppliers;
. Naia's dependency on retailers;
. Naia's being subject to extensive regulation by governmental authorities;
. product distribution and product sales;
. detrimental general economic conditions;
. competition;
. instability of costs;
. ability of suppliers; and
. dilution through future issuance of equity.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties. Such risks include but are not limited to: the impact of general economic conditions, market volatility, fluctuation in costs, and changes to the competitive environment.

These factors should be carefully considered and undue reliance should not be placed on forward-looking statements. Although the forward-looking statements are based upon what management believes to be reasonable estimates and assumptions, the company cannot ensure that actual results will not be materially different than those expressed or implied by these forward-looking statements.

Unless specifically required by law, the company does not assume any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Naia may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, Naia may never undergo a liquidity event such as a sale of Naia or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to Naia's assets or profits and have no voting rights or ability to direct Naia or its actions.

The Company is very dependent on its founding team. If anything catastrophic were to happen to them, the future of the company may be compromised. Two of the officers in the company (Bobby Lee and Rick Reynolds) are part-time officers, which could hurt business operations more than if they were dedicated to the Company full time.

The Company has significant outstanding debts with multiple lenders, which could put the Company in a financially unstable condition. Furthermore, the Company is not prohibited from taking on further debts, which may impact it's ability to grow and generate revues moving forward.

The Company is using the majority of the proceeds from this offering to secure a loan with the SBA. Should the company not be able to secure the SBA loan, it's growth and revenues may be impacted.

The Company faces competition with respect to our key products that we seek to develop or commercialize in the future. Many of our competitors have significantly greater financial, development and human resources and superior expertise in our industry. These competitors may also in the future compete with us in recruiting and retaining qualified personnel and acquiring talent. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will generate meaningful additional revenues.

The Company has key distribution relationships with several retailers, including Whole Foods, Safeway, and Mollie Stone's. Any interruption in these relationships could have material negative impact on our ability to sell our product, as well as generate revenue for our business.
The Company has key distribution relationships with several suppliers, including Clover Farms. Any interruption in these relationships could have material negative impact on our ability to sell product, as well as generate revenue for our business.

The operations of the Company are reliant on production equipment, which can be costly to maintain and replace. Unpredicted equipment failure could lead to increased operating costs and a delay in production. Increased costs and delays in production could damage the Company from both a financial and reputation perspective.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$474,000**

Use of Proceeds: $450,000 - an SBA Loan down payment or "equity injection" to unlock a $1.9 million loan that we've already been approved for. We then plan to use the SBA loan capital to:

1. Cover marketing costs and tradespend to launch new Bar Gelato and Naia products!

2. Purchase, construct and equip a state-of-the-art microcreamery which we hope will increase our product line and capacity

3. Reduce our monthly expenses in part by refinancing our existing debt.

The remainder of the $474k will go toward the 5% Wefunder intermediary fee and other costs associated with. the raise.

If we raise: **$895,000**

Use of Proceeds: $850,000 - Beyond the SBA loan, we will use the additional funds raised (up to $400k more) for additional **working capital** in order to settle purchases of inventory of finished goods, increase **tradespend** to attract sales, and accelerate our national push by **hiring** additional members of our salesforce.

The remainder of the $895k will go toward the 5% Wefunder intermediary fee and other costs associated with. the raise.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors or
- (ii) if the valuation for the company is more than **$8,700,000** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	20,000,000	3,312,777	Yes
Preferred Series A	4,000,000	500,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	11,111
Options:	57,500

Describe any other rights:

Preferred Series A:

- 1.5x liquidation preference

- 2.0x dividend preference

- 1:10 voting rights (Preferred Series A stock holders receive 1 vote for every 10 shares they own).

Preferred Series B:

- Wefunder investors will receive this class of shares, which have not yet been authorized and which do not have voting rights.

- 1.5x liquidation preference

- 2.0x dividend preference

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the Articles of Incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	VCC-Hercules, LLC
Issue date	04/26/04
Amount	$35,000.00
Outstanding principal plus interest	$526.00 as of 06/14/18
Interest rate	7.0% per annum
Maturity date	05/26/24
Current with payments	Yes

For property in Hercules, CA.

Loan

Lender	Mortgage Capital Development Corporation
Issue date	01/12/05
Amount	$259,000.00
Interest rate	4.92% per annum
Maturity date	01/01/25
Current with payments	Yes

Loan

Lender	California Bank & Trust
Issue date	10/31/13
Amount	$357,140.00
Maturity date	01/01/25
Current with payments	Yes

The interest rate is 2.75% over the Wall Street Journal Prime rate. The annual amounts owed will have to be recalculated each year according to the variable interest rate. The initial rate was 5.25%.

Loan

Lender	OBDC Small Business Finance
Issue date	12/13/13
Amount	$150,000.00
Interest rate	7.25% per annum
Maturity date	12/13/23
Current with payments	Yes

The Company has a loan agreement with OBDC Small Business Finance. The loan was initiated on December 13, 2013 and will mature on December 13, 2023. The principle amount of the loan is $150,000 with an interest rate of 7.25% per annum. The monthly payment is $1,761.02.

Loan

Lender	Pittsburg Frozen LLC
Issue date	01/26/15
Amount	$250,000.00
Outstanding principal plus interest	$229,700.91 as of 12/31/17
Interest rate	6.25% per annum
Maturity date	01/26/22
Current with payments	Yes

The Company has a loan with Pittsburg Frozen LLC secured by intellectual property including trademarks and domains. The loan was initiated on January 25, 2015 and will mature on January 26, 2022. The principle amount of the loan is $250,000 with an interest rate of 6.25% per annum. The monthly payment is $1,840.44.

Loan

Lender	TMC Development Corp
Issue date	03/01/16
Amount	$50,000.00
Outstanding principal plus interest	$29,942.00 as of 06/13/18
Interest rate	8.0% per annum
Maturity date	01/01/21
Current with payments	Yes

SBA 7a Loan w/ UCC Blanket Filing

Loan

Lender	S.A. Lone Star Truck & Equipment Inc.
Issue date	03/05/16
Amount	$48,400.00
Outstanding principal plus interest	$28,697.00 as of 06/14/18
Interest rate	7.0% per annum
Maturity date	05/05/21
Current with payments	Yes

Secured by vehicle (Mitsubishi FE 160)

Loan

Lender	Var Technology Finance
Issue date	06/14/16
Amount	$7,451.00
Outstanding principal plus interest	$3,244.31 as of 05/16/18
Interest rate	7.1% per annum
Maturity date	06/14/19
Current with payments	Yes

Secured by equipment (GPS Tracking Unit)

Loan

Lender	Hitachi Capital America Corp.
Issue date	09/24/16
Amount	$64,128.00
Outstanding principal plus interest	$43,060.00 as of 06/13/18
Interest rate	6.7% per annum
Maturity date	08/01/21
Current with payments	Yes

Secured by vehicle (Hino 268 Chassis)

Loan

Lender	Advantage Funding
Issue date	12/13/16
Amount	$20,864.00
Outstanding principal plus interest	$16,754.00 as of 06/13/18
Interest rate	12.6% per annum
Maturity date	12/31/21
Current with payments	Yes

Secured by vehicle (Toyota Tacoma). The monthly payment amounts to $532.17. This lease is a purchase option lease with an option to purchase the truck for a price of $101. Total owed over the 60 month term, including interest, was $25,544.16.

Loan

Amount	$275,000.00
Interest rate	5.0% per annum
Maturity date	03/10/18

The Company has outstanding promissory notes with a principle sum of $275,000. The notes accrue between 5% and 10% simple interest per annum, and some have a maturity date of March 10, 2018. The monthly payments total $3,597.55.

Loan

Lender	Clover Dairy Farms
Amount	$239,171.00

The Company has an overdue account payable with a supplier, Clover Dairy Farms. The supplier has agreed to an informal, longer-term arrangement to settle the debt with a total balance of $239,171.11, with amounts and schedule still to be negotiated.

The Company currently has a lease obligation with Nissan of Vacaville for a van. The lease was initiated on February 27, 2013 with a term of 60 months. The monthly payments are $415.87. The annual amount owed in 2018 is $831.74.

The Company entered into a lease buyback arrangement on April 3, 2013. Under this agreement an entity, a "Patron", buys bunker freezers from the Company and would then sell back the equipment back to the Company. The original agreement was for 15 months. When the agreement matured, the Company had not fully purchased all the bunker freezers from Patrons. In 2017, the Company recognized the arrangement as an outstanding balance to accrue 10% compounding interest on an annual basis. As a result, an adjusting entry was made, effective as of January 1st, 2017. The principle amount and interest owed is $81,565.91 and is reflected under notes payable. The agreement currently has no set repayment schedule.

The Company currently has a lease agreement with Mechanics Bank for a Dodge Sprinter. The loan was initiated on July 1, 2013 with a term of 60 months. The monthly payments are $621.66. The total amount owed in 2018 amounts to $4,351.62.

The Company currently has a lease associated with Allegiant Partners Inc. for an ice cream truck. The lease was initiated on July 22, 2013 with a term of 60 months. The monthly payment amounts to $676.52 with a security deposit of $1,353. The annual amount owed in 2018 is $4,735.64.

The Company currently has a lease agreement with Mechanics Bank for a Mitsubishi Truck. The loan was initiated on December 10, 2013 with a term of 60 months. The monthly payment amounts to $1,154.1. The total amount amounts owed in 2018 is $13,849.20.

The Company currently has a lease obligation with Financial Pacific Leasing, Inc. for an Isuzu truck. The lease was initiated on July 28, 2014 with a term of 48 months. The monthly payment amounts to $1,465.61. The annual amount owed in 2018 is $5,862.44.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Section 4(a)(2)	Common stock	$70,000	General operations
2/2016	Section 4(a)(2)	Common stock	$100,000	General operations
1/2017	Section 4(a)(2)	Common stock	$57,500	General operations
2/2017	Section 4(a)(2)	Common stock	$30,000	General operations
3/2017	Section 4(a)(2)	Common stock	$45,000	General operations
1/2018	Section 4(a)(2)	Common stock	$25,000	General operations
3/2018	Section 4(a)(2)	Common stock	$25,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Richard Reynolds
Amount Invested	$11,000.00
Transaction type	Priced round
Issue date	03/01/17
Relationship	Officer

Name	Pittsburg Frozen LLC
Amount Invested	$250,000.00
Transaction type	Loan
Issue date	01/26/15
Outstanding principal plus interest	$229,700.00 as of 06/15/18
Interest rate	6.25% per annum
Maturity date	01/26/22
Outstanding	Yes
Current with payments	Yes
Relationship	Managed by wife of Director Christopher Tan

Name	Leonard Tan
Amount Invested	$25,000.00
Transaction type	Priced round
Issue date	03/20/18
Relationship	Father of Director, Christopher Tan

Name	ANFB Holdings
Amount Invested	$121,000.00
Transaction type	Priced round
Issue date	03/01/17
Relationship	Share management with Director (Bobby Lee)

Name	ANFB Holdings, Inc.
Amount Invested	$25,000.00
Transaction type	Priced round
Issue date	03/01/18
Relationship	Share management with Director, Bobby Lee

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Sixteen years ago, we opened a scoop shop in Downtown Berkeley to bring great tasting gelato with simple, real ingredients to Northern CA. Now we sell gelato tubs and Bar Gelato, our signature "gelato on a stick," in 250+ retailers across Northern CA. We were named one of the San Francisco Business Times' fastest-growing businesses five years in a row, and with the capital to update and expand our creamery, we're primed to break into the national market.

We are here to leverage the success we have had with our products in Northern California and grow our company to a national level and beyond. Given the success of our flavors there's no reason why Naia's products should not be in every major retailer.

Milestones

Naia, Inc. was incorporated in the State of California in January 2013. The company has existed since 2002 under the name GMSX LLC, dba Gelateria Naia.

Since then, we have:

- $2.9M in revenues in 2017.
- Sold in 250+ Northern California stores.
- 51% profit margin for branded products.
- 16 years in operation.
- Named in the San Francisco Business Times' fastest-growing private company list each year from 2013-2017.
- Won three national awards for coffee, pistachio, and burnt caramel flavors.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $2,864,027 compared to the year ended December 31, 2016, when the Company had revenues of $3,542,172. Our gross margin was 161.91% in fiscal year 2017, compared to 164.23% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $1,581,349, including $15,124 in cash. As of December 31, 2016, the Company had $1,663,168 in total assets, including $36,559 in cash.
- *Net Loss.* The Company has had net losses of $411,234 and net losses of $232,932 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $1,957,899 for the fiscal year ended December 31, 2017 and $1,752,463 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

In the last three years, the company has been financed with $215,843 in debt and $352,500 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital. Should we hit our minimum funding target we will secure a $1.9mil SBA loan, which will support the company's growth over the next two years. We have already been approved for the SBA loan, but just need the proceeds of this offering to secure the down payment.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Naia, Inc. cash in hand is $7,593, as of December 2017. Over the last three months, revenues have averaged $205,000/month, cost of goods sold has averaged $136,485/month, and operational expenses have averaged $116,000/month, for an average burn rate of $47,485 per month. Although we cannot guarantee it, pur intent is to be profitable in 12 months, by continuing to grow our vendors.

Since the time our financials cover, we have launched in Safeway (February 2018). So far sales have been strong, bringing us to:

1. 149% Year-on-Year growth for our tubs of gelato comparing Q1 2018 to Q1 2017.

2. 27% Year-on-Year growth for our Bar Gelato comparing Q1 2018 to Q1 2017.

Should we hit our minimum fundraising target on Wefunder and secure the SBA loan, we will begin construction of our microcreamery. During construction of the microcreamery revenues and expenses are expected to be inline with what they are now, but after we open we hope (but cannot guarantee) that customer demand for the product will grow our company sales by over 60% while increasing our company expenses by 15%.

If this raise is not successful we will likely not secure the SBA loan, which will significantly slow business growth.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://gelaterianaia.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Bobby Lee
Chris Tan
Rick Reynolds
Trevor Morris

Appendix E: Supporting Documents

INVEST IN NAIA

CLOSING IN...

0 days 4 hours 1 minutes 2 seconds

Closing on August 31, 11PM EDT

minimum target met

$608,204

raised of $895,000 maximum target from 303 investors

16 years of original, award-winning gelato

Sixteen years ago, we opened a scoop shop in Downtown Berkeley to bring great tasting gelato with simple, real ingredients to Northern CA. Now we sell gelato tubs and Bar Gelato, our signature "gelato on a stick," in 250+ retailers across Northern CA. We were named one of the San Francisco Business Times' fastest-growing businesses five years in a row, and with the capital to update and expand our creamery, we're primed to break into the national market.



Chris Tan
CEO and Co-Founder
Former Director of Engineering turned gelato entrepreneur with 18+ years in product development.


BAR GELATO
by Naia
LOCAL. NATURAL. DELICIOUS.
BAR GELATO
by Naia

Bar gelato.

$ 100 min

Invest

REMIND ME (138)

What you are investing in

Future Equity (Wefunder SAFE)

$8.7M valuation cap

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $8.7M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$1,000+
EAT. We will thank you with a box full of Bar Gelato, including some special flavors not available to the public. Sent to contiguous US only

$2,000+
LOOK. We will invite you on a tour of our newly completed plant to view our operations, taste freshly-made gelato, and chat about

Why you may want to invest

1. $2.9M in revenues in 2017.
2. Sold in 250+ Northern California stores.
3. 51% profit margin for branded products.
4. 16 years in operation.
5. Named in the San Francisco Business Times' fastest-growing private company list each year from 2013-2017.
6. Won three national awards for coffee, pistachio, and burnt caramel flavors.
7. If we hit our minimum Wefunder raise, that will unlock a downpayment on a $2.4M loan from an SBA lender, First Bank – think of it like every $1 raised on Wefunder will unlock $4 of non-dilutive debt capital.

Our Ambition

We are here to leverage the success we have had with our products in Northern California and grow our company to a national level and beyond. Given the success of our flavors there's no reason why Naia's products should not be in every major retailer.

Wefunder_Naia_Slide_Deck.pdf

transcripts.txt

gelaterianaia.com

Hercules, CA

our business. And... you won't go home empty-handed!

$5,000+
COLLABORATE. We will recruit you to join a new group of crowd sourced helpers when we send you our latest flavors in development. You will taste a dozen or more new flavors for 2019 and rate, critique and provide feedback to help us rollout new flavors .. Sent to contiguous US only.

$10,000+
DREAM. We will challenge you to dream up your very own gelato flavor. Your favorite flavors, your childhood memories or your gluttonous fantasy, we will make it a reality and send you a gallon or more. Sent to contiguous US only.

$15,000+
SCHMOOZE. We will sneak you in to our industry-only open house when we finish our kitchen build-out. To celebrate our new plant opening we will be having an industry-only open house for our closest allies in the food world. Chocolate makers, coffee roasters, farmers, distillers, bakers, dairymen, and more. You can join us as we discuss, cajole, gossip, and commiserate all things food and toast our new facility.

$25,000+
PARTY! We will bring the gelato to you. You throw a party and we will cater it for you and up to 300 of your friends or co-workers. Whether it is work or play or even your kid's school, we will serve up a cart full of gelato, including your own dream flavor. Northern California only.

$50,000+
BIG PARTY! We will bring the gelato to you, if we can drive there. You throw a party and we will cater it for you and up to 500 of your friends or co-workers. Whether it is work or play or even your kid's school, we will serve up a lot of gelato, including your own dream flavor. Western US and Western Canada only, may require flexibility in timing.

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retail food b2c grocery stores main street

Why I Like Naia

TCHO was founded back in 2005 to set a new bar for new American chocolate. Along the way we met Chris and Trevor, who took a look at our entire chocolate making process and figured out a unique way to get the essence of TCHO into gelato form -- and it's delicious. A few years later, we came up with the idea of "Galactic Gelato" and asked Naia to figure out how to get mint gelato into our chocolate using an astronaut-ready freeze drying process. They think outside the box, and you can taste it in their gelato. Naia is more than just yummy gelato and ice cream wizardry. The food business is tough, but these guys have been around for sixteen years and they're still hungry, and still scrappy.



Jane Metcalfe

FOUNDER OF WIRED MAGAZINE, FORMER PRESIDENT OF TCHO CHOCOLATE.

THE BUZZ ABOUT NAIA

*I enjoyed my first cup of Naia's gelato 15 years ago, and kept looking forward to my next. Nine years ago while on the board at ICA [Inner City Advisors] I met Chris and Trevor, and took a personal interest in helping the company grow their team and their reach. These guys are resourceful, smart, and aren't afraid to think different. They run a tight ship with fair but firm leadership. They have shown extraordinary endurance in running an entrepreneur's marathon. And I'm impressed they were able to win over the bank's due diligence and commitment first, *before* looking for equity here.*



Michael Bush

CEO at Great Place To Work®

As I have been following Naia over the years, I came to enjoy how the owners applied Lean Startup principles to a gelato company. I came to admire their deep operational competences about manufacturing, distribution and branding, putting scarce resources to work efficiently. And yes, gelato is leaner than traditional ice cream (as I'm writing this, I have three Naia tubs in my freezer). A former FOOD FUNDED finalist, Naia's transparency about sourcing their ingredients from local suppliers is well in line with where customer demand is growing.



Arno Hesse

Founding Member and Regional Coordinator of Slow Money

I discovered Gelateria Naia in Berkeley where I sold tofu at farmers' markets. The gelatos had tastes of seasonal fruit and innovative nuts, rich and decadently delicious. Since those early days more than a decade ago, I have gotten to know how Chris and Trevor managed to grow Naia in a steady and sensible way, from the ground up. I look up to Naia as a model for sustained growth, with the ability to innovate and pivot agilely with each opportunity. Naia is poised for the next phase of growth. It is no small feat that they have managed to get the bank's approval for this big loan before seeking equity investment. Not every food company offers an opportunity like this!



Minh Tsai

Founder of Hodo Foods

Want to get your food product on a grocery store shelf? Here's how

Grocery retailers are shrinking, and more of the food industry's business is shifting to ecommerce. So how does a small food startup wade through the challenges in not only landing on store shelves, but also maintaining their presence there? VIDEO
June 14, 2018 @ bizjournals.com

Best places to eat at to cool down in SF - Naia

This gelato spot offers cones, cups and even bars of gelato! Various flavors from vanilla to whiskey, you're bound to fall in love with one and if you can't just pick one get their option of three!
November 8, 2017 @ asi.sfsu.edu

Best Ice Cream in San Francisco by Neighborhood - Little Italy

After realizing there was not one decent scoop of gelato in the Bay Area, the owners decided to make their own. After traveling to Italy and meeting with master artisans, they started making their small-batch gelato by hand. People haven't stopped coming
July 16, 2017 @ sftravel.com

TCHO Pros - Trevor Morris and Chris Tan

Trevor Morris and Chris Tan are the uniquely comedic and inspirational geniuses behind Gelateria Naia. Founded in Berkeley, Naia's creative culinary creations are now available all over the Bay and beyond in seasonal flavors, like Guavasteen, Key Lime,
June 20, 2017 @ tcho.com

Ice Cream stores in San Francisco

Gelateria Naia actually. In Little Italy (makes sense!) or Walnut Creek, flavors with an Italian twist (Stracciatella, Zabajone and Nocciola) and fruity sorbets.
June 5, 2017 @ lostinsf.com

There's A Trail For Food Lovers In San Francisco And It's Everything You've Ever Dreamed Of

Sweeten things up and try Gelateria Naia for gelato. This place offers real gelato from scratch recipes using all-natural, whole ingredients. Naia specializes in Sicilian gelato, so if you've never been to Italy this is a good place to train.
October 2, 2016 @ onlyinyourstate.com

July is National Ice Cream Month!

At Working Solutions, we are proud to have three clients dedicated to the production of outstanding ice cream or gelato products: Gelateria Naia (Hercules): Founded by three friends who wanted to bring Italian-style gelato to the Bay Area, these gelato
July 21, 2016 @ workingsolutions.org

Ice Cream Base and More From the Fancy Food Show

Among the simplest and most compelling of the thousands of products at last week's Fancy Food Show at the Javits Center was a simple container of ice cream base. It was a blend of organic milk, cream, sugar and egg yolks to make ice cream at home,
July 5, 2016 @ nytimes.com

A gelato shop guide to San Francisco

SF's best gelato shop options: #1 Gelateria Naia This candy-colored North Beach shop is a popular follow-up to a pie at Tony's Pizza Napoletana around the corner. (Facing hour-plus wait times, some break down and make Naia gelato an appetizer.) The
February 3, 2016 @ timeout.com

10 Delicious Popsicles You'll Melt For

Pistachio Bar Gelato, $3, at Gelateria Naia Gelato gets the Popsicle treatment thanks to Gelateria Naia. There, you'll find flavors like kiwi, St. George single-malt whiskey, and even one made from Blue Bottle coffee. But, the real winner here is the pistachio
July 3, 2015 @ refinery29.com

Nutella Food Truck Coming This Week; Plus, Five SF Nutella Dishes to Try

#1. Gelateria Naia Nutella is a signature flavor at this charming North Beach gelateria. Take a cup to go and enjoy it in Washington Square Park.
September 18, 2014 @ sf.eater.com

Bar Gelato puts success on a stick - San Francisco Business Times

Trevor Morris grew up on a dairy farm milking cows, then was in the restaurant business. He got into gelato after a vacation in Italy.
June 6, 2014 @ bizjournals.com

Do This Tonight: Boozy Gelato Happy Hour

Mondays can be rough, and sometimes it takes a stiff drink or a creamy pint of ice cream to shake off the beginning-of-the-week blues. Tonight, you won't have to choose between alcohol or dairy based indulgences. North Beach's Gelateria Naia
June 17, 2013 @ sfist.com

Naia's gelato on a stick stands out - San Francisco Business Times

When the 10-year lease on Gelateria Naia's flagship store ran out in 2012, co-owners Chris Tan and Trevor Morris had two choices. They could either hold on to the legacy retail business or accelerate the more lucrative wholesale expansion. Closing the
May 14, 2013 @ bizjournals.com

Time for gelato in San Francisco

Here are just a few places where you can enjoy gelato in the San Francisco Bay Area: Gelateria Naia (North Beach - Castro - East Bay). Berkeley-based Naia has won more than a few taste tests. The three founders are friends who traveled all over the world
August 26, 2012 @ italoamericano.org

Gelateria Naia: Support us with edible credits.

In 2002 Gelateria Naia was the first to craft artisanal gelato in the Bay Area. Naia's passion is genuine local flavor - Naia partners directly with local farmers like ALBA Organics [Salinas], Lindcove Ranch [Exeter], Fiddyment Farms [Lincoln], and local
June 5, 2012 @ credibles.co

Push Your Lick With San Francisco's Newest Popsicles

Bar Gelato: In May of this year, local scoop shop Gelateria Naia got into the game with Bar Gelato, a line of popsicles that uses the very same gelato they scoop at their 18 Northern California scoop shops. Many of their flavors are compilation projects with
September 23, 2011 @ 7x7.com

Local Producer Loan: Gelateria Naia and Cocoa Metro

This amazing gelato company was founded by fellow travelers who sampled this historical frozen dessert wherever they went. (Did you know gelato dates back to the 16thcentury?) They wondered why they couldn't find a great scoop of gelato back at
August 11, 2011 @ wholefoodsmarket.com

Gelateria Naia - Bay Area A-List - Nominee for Best Ice Cream Shop

Our founders are three friends who traveled all over the world: Hamburg, Singapore, Montreal, Athens, Seoul, Taipei, Tokyo, Rome, and, oh yeah, Saskatoon. And everywhere they went, they had to try the gelato. It was just one of those things that
June 5, 2010 @ sf.cityvoter.com

San Francisco's North Beach a getaway that feels like home

While Mara's sticks mostly with the basics, Gelateria Naia across the street is more imaginative, with flavors ranging from biscotti to Numi Tea Aged Earl Grey.
March 3, 2010 @ mercurynews.com

Naia Seeks Official Definition of California Gelato

In these times of economic peril and Prop 8 controversy, some local businesses are, thankfully, concentrating on what's really important: the state's official definition of the word "gelato." Gelateria Naia, the Bay Area gelato chain with locations in North
November 21, 2008 @ sf.eater.com

We've Been Scooping Real, Simple Gelato for 16 Years

We've been making gelato since 2002, when we opened our first scoop shop in Downtown Berkeley. Over the years, we developed our own flavors made from the native, high-quality ingredients Northern California is known for. Our local customers have noticed, as we've been listed in the San Francisco Business Times' fastest-growing private company list each year from 2013-2017.


GELATO
by Naia
TCHO
CHOCOLATE
TCHO



Our Signature "Gelato on a Stick" is Sold in 250+ Stores

When Whole Foods stopped featuring in-store gelato stations in 2011, we created a brand new product for the market – Bar Gelato. It's the same great Naia gelato, just in a portable, easy-to-consume design, and it makes up a quarter of our revenues.

BAR GELATO
by Naia





We Source Ingredients from Dozens of Local Partners

"Real, simple gelato" isn't just a marketing gimmick. While most industrial ice cream factories use a squirt of "natural flavor goo," we use real ingredients from the best local producers we can find, whether it's pistachios from Fiddyment Farms or coffee beans from Philz. And we do it ourselves, from developing our own recipes from scratch to delivering it on our own truck.

Philz Coffee | Guittard Chocolate Company | Fiddyment Farms California Grown Gourmet Pistachios

TCHO Chocolate | Lindcove Ranch | St. George Spirits Artisan Distillers Since 1982

Seely 4th Generation Mint Farm | Recchiuti Confections | Ritual Coffee Roasters

Find Us in 250+ Local Northern California Stores

A Three-Stage Business Model Designed for Resilience

About 45% of our business comes from developing, manufacturing, and distributing our own products. As we grew, we became a great delivery option for other brands, a branch that now accounts for 45% of our sales. The last 10% comes from leveraging our expertise to develop and manufacture products for other brands.



INNOVATE NEW PRODUCTS FOR OURSELVES
ADVISE & DEVELOP FOR CLIENTS
Formulate
Produce
Distribute
RETAIL SHELVES
RETAIL SHELVES
Funding enhances our production capacity.



We make Bar Gelato.

Our Progress So Far

This raise will help upgrade our creamery so we can efficiently scale our Naia products nationally. Specifically, the money is going towards a downpayment on a $2.4 million dollar loan from an SBA lender, First Bank – for our minimum raise, you could think of it like every $1 raised on Wefunder will unlock $4 of non-dilutive debt capital.

- **2002** — **Our First Store Opens in Berkeley, CA**
- **2006** — **5th Scoop Shop Opens**
  All of them supplied by our own small, central kitchen.
- **2009** — **Scooping In-Store Gelato at Nine Whole Foods Markets**
  We've also got dozens of other foodservice accounts.
- **2011** — **Bar Gelato, Our First Consumer Packaged Product, Launches**
- **2014** — **Our Distribution Arm, Naia DSD, Launches**
  By adding other ice cream brands to our delivery trucks we start doing distribution.
- **2018** — **Construction Begins on Expanded Kitchen**
- **2019** — **Nationwide Distribution Starts**

A Letter from the Founders

We started Naia sixteen years ago to bring gelato to the Bay Area. Along the way we discovered that a focus on flavor meant working with some great folks here to craft unique and special treats. Freezing that essence on a stick is what Bar Gelato's all about.

We need money to expand our kitchen to grow Bar Gelato to a national scale. We impressed a bank's underwriter and credit committee with the same business plan shown here on Wefunder. We have secured a $2.4 million loan and need $450k as a 'downpayment'.

With your support, that loan will also create jobs for our production team as our kitchen capacity increases. That same loan will help us grow our program for servicing other dairies and processors in our local foodshed like Clover-Sonoma Farms, St. Benoit Creamery, and Bellwether Farms. Our track record in Bar Gelato and Naia gelato is strong growth year-on-year. Partners like Whole Foods Market and Safeway are interested in taking us to a nationwide market.

Please consider supporting us with an investment with Naia.



Trevor Morris

Chris Tan

Our Growth

27%	149%	51%	$2.9 million
Bar Gelato growth YOY (Q1 2018 to Q1 2017)	Naia Tub growth YOY (Q1 2018 to Q1 2017)	Margins on Naia branded products	Revenue in 2017

Plus, we made San Francisco Business Times' Fastest-Growing Private Companies List each year between 2013 and 2017!

Meet the Founders



Chris Tan

CEO and Co-Founder

Former Director of Engineering turned gelato entrepreneur with 18+ years in product development.



Trevor Morris

VP Operations and Co-founder

28+ years in food & beverage operations including Brinker International. Grew up on a dairy.

AND THE REST OF THE TEAM



Craig Nisbet

Sales Manager

28+ years in distribution and sales management at Loacker's cookies and other ice cream companies.



Ray Williams

Distribution Manager

20+ years in distribution and ops management at Coca-Cola, Foster Farms Dairy, and Markstein Sales.



Danny Rynning

Catering Manager

13+ years with Naia at nearly every position in the company.



Elsa Vasquez

Accounting Manager

25+ years of experience with startup and enterprise accounting.

Raised $2,716,858 From 309+ Investors

Amount	Date	Type
$35,000	April 2004	LOAN
$259,000	January 2005	LOAN
$357,140	October 2013	LOAN
$150,000	December 2013	LOAN
$250,000	January 2015	LOAN
$70,000	December 2015	PRICED ROUND
$100,000	February 2016	PRICED ROUND
$50,000	March 2016	LOAN
$48,400	March 2016	LOAN
$7,451	June 2016	LOAN
$64,128	September 2016	LOAN
$20,864	December 2016	LOAN
$57,500	January 2017	PRICED ROUND
$30,000	February 2017	PRICED ROUND
$45,000	March 2017	PRICED ROUND
$25,000	January 2018	PRICED ROUND
$25,000	March 2018	PRICED ROUND
$275,000	In Progress	LOAN
$608,204	In Progress	
$239,171	In Progress	LOAN

Leandro Margulis

Janet Dedmon

Tracey Raditz

Ray Dethloff

Edgar Lambert

IT Tech

Brian Manley

Well-travelled investor. Dozens of startup investments. Finance background, can help raise additional capital.

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: How did Naia begin?

NAIA:

Chris: I started the company in 2002 with two friends, Bobby and Rick. We had our own scoop shop in downtown Berkeley, and were instantly successful with lines out the door. We had to sort out a lot of problems right away because of that success, and thankfully found Trevor, a food operations veteran.

Trevor: In the early days, we made gelato in the back of the shop and sold it out the front. We did well at scoop shops as we were the only folks who made gelato or ice cream from scratch recipes. Making our own product attracted companies like Whole Foods Market, selling our gelato in their stores at their bakery/deli gelato stations.

Chris: After they stopped putting in gelato stations in 2011, we saw the opportunity to innovate another "first to market" product - Bar Gelato. Bar Gelato is "gelato on a stick" – it's never been seen before quite like this – and early on we wanted to be able to differentiate ourselves from the sea of pints, and sea of brands, in the frozen ice cream aisle of your typical grocery.

WF: What makes Naia unique?

NAIA:

Trevor: Our brand is about products that taste great and use simple, real ingredients. We innovate and craft products that people have never seen. In the ice cream space it is seductive to try and chase this idea of making the wackiest or unique flavors, or follow a hot dietary trend. Those get a lot of instant attention, but in the long run do not sell as well as products that just taste really good.

Chris: Another gimmick in our space is playing up chef pedigree, which can also bring in a lot of instant attention. But you don't need to be a famous chef – you need to be a good business person passionate about food. We are simply two people passionate about intrinsics like great tasting product while running a sustainable business. The nature of gelato focuses the palate on its characteristic flavor. Instead of our own pedigree, what becomes important is our relationships with local food producers and farmers. We capture this in our motto "Truth in Flavor".

Trevor: Being in Northern California we have access to so many great producers who are passionate about their food and we try to capture that passion in gelato form. So when you taste our Philz gelato, you are tasting the same Philz beans that go into a cup of coffee at their roastery. Fiddyment Farms grows their pistachios fifty miles away from us and their pistachios are hand-roasted and hand-milled into our pistachio gelato. The farmer behind Lindcove Ranch delivers a literal ton of Minneola Tangelos himself for our sorbetto so we can churn our sorbetto without pasteurization or chemical preservatives. We tap off an eight-year old single malt whiskey at "cask strength" from St. George Spirits in order to properly churn a single malt whiskey gelato. Our bars have won three national awards for our coffee, pistachio, and burnt caramel.

Chris: Our mission statement is "Naia is all about real, good gelato and ice cream", where "all about" refers to all business aspects including R&D, manufacturing, and distribution; and "real, good" speaks to our integrity for simple and real ingredients.

A lot of food businesses in this era are founded by one or two MBAs who focus on brand mechanics and marketing. They contract a formulator to come up with a recipe; farm out the production to a factory for hire; and get their goods to market through large distributors. They rely on venture capital and hope for a big payday. There's nothing wrong with that and that's one way to run a business..

But when we practice Truth in Flavor it means that we do the work ourselves, developing our own recipes from scratch, churning our own gelato, and bringing it to folks at market on our own trucks. We do it ourselves because you can taste the difference - we are not just another similar-tasting offering out of the same industrial food factory. We start from the ground up, integrating the local foodshed here in Northern California, and focus on making ice cream with integrity. That's not a familiar play for venture capital and so may be a better fit for Wefunder investors who also care about these intangibles.

WF: How big is your business? ^

NAIA:

Trevor: When we launched Bar Gelato, Whole Foods told us if we could reach a certain sales level within a year in four test stores, they would call it a success. We reached that sales level in one month! They deployed us to all the Whole Foods locations in Northern California, and as we grew, we started adding other independent grocers besides Whole Foods. Today, we sell Bar Gelato to around 250 accounts in Northern California.

WF: What are your revenue streams? ^

NAIA:

Trevor: Our primary revenue stream is from selling our own Naia products. We develop, manufacture, and distribute our own products from an idea all the way to a retailer's shelf. We also provide these same three services to other ice cream companies, where we derive revenue from R&D in developing other branded lines and products, manufacturing or co-packing other products, and distributing these other products.

Chris: Our annual revenues were ~$2.9 million in 2017. More than a quarter of that comes from Bar Gelato. After a few years we have also been turning our attention to traditional pints and tubs of Naia gelato which have nearly doubled in sales year-on-year which bring our Naia branded sales, along with wholesale gelato sales, to ~45% of our total sales.

Another ~45% of sales come from the distribution of third-party products. As we grew, we became a great delivery option to those 250 accounts for ice cream brands like McConnell's Ice Cream, Humphry Slocombe, Clover Ice Cream, and Double Rainbow. The last ~10% comes from both R&D and manufacturing for other brands such as Clover-Sonoma and St. Benoit Creamery.

WF: Wait a minute, does that make sense? Why would you work so closely with competing ice cream brands? ^

NAIA:

Trevor: The truth is we can't stop people from competing against us, but what we can do is try and earn some money while they're trying to make money on their own. I mean, if you go to your local supermarket, there's no possibility that the freezer will have just one brand of ice cream. They need to have more brands as well. Put another way, some of the most successful folks in the gold rush were the folks who sold picks and shovels to the miners. That's a benefit to being scrappy and resourceful.

We got help from other people in our ice cream community when we got started, and together, we can all make better products, which is important. When we started out, no one else could help us do the hard work of managing and growing a local manufacturing workforce in a nation and region that hasn't recently done a lot of manufacturing. Sixteen years later it's one of our strengths, and business from these other brands helps keep our kitchen busy.

Chris: It's also that Northern California is a pretty special ecosystem for food businesses, and that it is possible for us to "incubate" some brands here that may do well nationally, which helps everyone out. This doesn't mean that we aren't cognizant of direct competitors and we have said no to certain competitors. We tread carefully, but at the same time, there are a lot of benefits to partnership and collaboration.

I mentioned "foodshed" before, and it's important to note that fluid milk supply has an ebb and flow of which ice cream can be a key part of. We have dairies who approach us with excess milk, and by freezing it into ice cream, we actually help in moderating and adding value to their fluid supply. With our marketing and scientific experience, we have completed the R&D and developed entire lines of products for three Sonoma dairies.

WF: What do you plan to do with the money you raise from Wefunder investors?

NAIA:

Trevor: The money is to scale our flagship product, Bar Gelato. It also upgrades our creamery with a modern continuous freezer. Specifically, the money is going towards a downpayment on a $2.4 million dollar loan from an SBA lender.

Chris: We have a commitment letter from First Bank that requires us to raise $490,000 from Wefunder as a downpayment to unlock the $2.4 million dollar loan. It's good news for an equity investor – you could think of it like every dollar we raise on Wefunder will unlock four dollars of non-dilutive debt capital.

Trevor: The loan includes working capital to launch two new products that the upgraded creamery can handle. One is a box of Bar Gelato novelties for national sale, the other is polishing and releasing our pint format of Naia's gelato for national sale.

Upgrading our creamery will allow us to scale Naia's products more efficiently and with lower cost, and also co-pack more of the products for which we are already doing R&D. With at least $490,000 from Wefunder we will build a multi-million dollar modern and boutique creamery.

Chris: Last but not least, if we unlock at least $490k from Wefunder, the bank will also take some of the $2.4 million to pay down some high rate debt.

WF: Tell me more about the upgraded creamery.

NAIA:

Chris: There are two benefits with our planned creamery. First, food, in general, is becoming more regulated. Besides food regulation, we are also an organic creamery (we produce both natural and organic products). It's going to be harder and harder for folks to start their own ice cream plants because of the high overhead involved with federal and state regulatory laws like the federal Food Safety Modernization Act. It becomes doubly hard when you make minimally processed products without chemical preservatives, synthetic stabilizers, and synthetic emulsifiers. Most modern industrial ice cream plants mainly use a "squirt" of natural flavor goo, where by contrast we actually peel and blend real fruit.

Second, many natural, organic, and boutique brands struggle with the price point. When you don't squirt in natural flavor goos, you add cost because of your care in using real fruit. If you look at the trends – declining revenues in farmer's markets, Whole Foods Market being acquired by Amazon.com – you may see that high price points have begun to drive away sales. Folks do appreciate great food, but they aren't as willing to pay a high price for it. Sixteen years of experience means a creamery design that can handle real food yet streamline costs, both for ourselves and for third-party co-packing.

WF: And tell me about this debt.

NAIA:

Chris: Debt has been a problem for us. We have successfully used debt, for example, over 10 SBA loans and some equipment leases, but we have also had to use expensive debt – like to make payroll in winter. That debt is now a burden. This campaign wipes out our debt and stretches it out over 25 years, so instead of making $28,000 in monthly payments, we would be making $13,000 in monthly payments – and that's *after* we purchase and build out the improved manufacturing facility!

WF: Is this just a pre-approval for a bank loan?

NAIA:

Chris: No. As opposed to a "pre-approval", this is a commitment letter from a commercial bank for the $2.4 million project. It's been put through underwriting and their credit committee. We appreciate such a strong vote of confidence, as the bank has had to do a lot of due diligence to get to this point. The bank has already had to review and assess our team, our vision, and our financials – and approved it all!

WF: What's your price point? ^

NAIA:

Trevor: For us, the target retail price for our products is between $4.99 and $5.99. We believe strongly in the power of TPRs (temporary price reductions). Many people get driven to purchase by the "yellow tag," myself included, so we frequently use that tactic.

After being in business for so long, and gaining a unique perspective as a distributor as well as a manufacturer, we understand pricing better. Sometimes a product that's higher-priced will sell more simply because of the price, and we understand the marketing paradigm of "pricing is the message" – but we have learned first hand that folks in Chicago or Austin may not want to pay the higher prices that San Franciscans might tolerate. We're not just interested in having people buy our product once – we want them to feel good about the purchase and... buy again!

Chris: Our vision is to scale, and our vision is that we have got to pay our coffee roaster and our chocolatier and others fairly. We don't want this to make great products inaccessible, so we need to improve our creamery.

WF: What are your profit margins? ^

NAIA:

Chris: Trevor's team is efficient with our current yet limited creamery and we are currently at a ~51% profit margin for our branded products. With the new creamery, we will be able to work towards a higher margin, both with the machinery efficiencies as well as increasing our co-packing business to address overhead.

More importantly, our cash flow is negative, because of our expensive loans for things like distribution vehicles. Our SBA lender strategized with us on this and came up with a great plan – part of their capital will wipe out that high-payment debt and amortize it over the 25-year loan, which turns our cash flow positive immediately.

WF: Can you tell us more about the dip in sales from 2016 to 2017? ^

NAIA:

Chris: One of our larger customers, Whole Foods Market, publically went through a tough time pivoting the company and ultimately getting acquired by Amazon.com. As part of the pivot, the global team stopped purchasing some of the third-party brands that we distributed to them. Thankfully our great relationship with the regional team in Northern California compensated for this loss of business by putting more Naia products on their shelves.

Our third-party brands we distribute are lower margin than the Naia brand gelato that we develop, manufacture, and distribute. On top of that, our upside potential is all about our Naia brand. Thus the end result is that while our top-line sales declined, our margins improved and our brand reach was enhanced.

WF: What are your goals for the next phase of growth? ^

NAIA:

Trevor: For our gelato, we hope to push out to a national scale. Bar Gelato has already done so well for us here in Northern California, but how we're selling it now, out of the freezer, grab and go — it's great for sales, but it's hard to distribute that product in other places.

What we're going to do is put our bars into boxes and put them on the shelf in more of a traditional format, but we've been figuring out a way to do this that speaks to our brand. Our Bar Gelato multipack box will be innovative in how we are making it a variety pack.

Our idea with a Bar Gelato box is to make multiple flavors or variations, but on one theme: If you like coffee, there are going to be three different kinds of coffee flavors. If you like chocolate, there are going to be three different kinds of chocolate flavors. Same with citrus, and so on. That way, we can produce a limited amount of SKUs, but those boxes will each have variety in them.

We have already received a lot of industry feedback on this, and retailers such as Whole Foods Market and Safeway are excited for us to launch, as these retailers love our Bar Gelato and theme-and-variation concept.

Having this new kitchen will allow us to meet this capacity easier. Right now, we can do product in pints, or we can do product in bars. We can't do both products in the same day. With the new kitchen, the upgraded creamery scales us to quadruple our bar capacity and allow us to make nearly six times as many pints.

We will use the same technology we use now, which is very reliable. But this will go from making product in batches, one batch at a time, to making it continuously, meaning the machine will run all day. We won't have to keep starting and stopping per batch. Unlike other forms of progress, this basically keeps the same amount of people on our production team to operate this machinery to produce five or six times as much product. That will significantly reduce our cost per unit.

WF: Do you have the demand for that increased manufacturing capacity? ^

NAIA:

Chris: A very typical crisis for a food manufacturing company is the "Field of Dreams" narrative for investing in manufacturing capacity — build it and just hope that you're going to find market share, and in the meantime burn through capital as you eat the overhead of extra capacity.

There is a strong advantage to our two-pronged approach where we make our own product and also have third-party co-packing business driven by our third-party R&D business.

In the past, we've developed products for a third-party but had to turn around and immediately outsource them to other co-packers because we couldn't make them ourselves. We have one or two of these brands that will allow us to fill in that space along with Naia's gelato, to fill up some of that unused capacity and so we can more quickly address the overhead expenses than if we were just making our own product.

Trevor: We keep our distribution local and focused to Northern California because frankly it's a fantastic market for innovative and creative brands. But that also drives business, because when we make someone's product, we can instantly get it on shelves. As long as there's some stores that want it, even if it's only five stores on the first day, we're already going to those stores, so we could start selling it on day one.

WF: Who's on your team? ^

NAIA:

Trevor: Chris and I are the founders who are on the ground here in Northern California. Bobby and Rick live in Canada and they support us from afar. Over the years we've built up our best management team yet.

Craig is our sales manager and comes at us with nearly forty years of experience in distribution and sales with companies involving dry foods like Loacker's cookies and other ice cream companies as well. Ray is our distribution manager and boasts 20+ years of experience in distribution and operations, having worked for big names like Coca-Cola, Foster Farms Dairy, and Markstein. Elsa runs our office with nearly 25 years of experience in administration and accounting. And Danny was amongst our first hires 13 years ago, and leads up our catering and order desk. Together we manage the 30 employees of Naia in administration, production, and distribution.

WF: Last but not least - what's the difference between gelato and ice cream?

NAIA:

Trevor: In the United States, products like ice cream are heavily regulated with standards of identity. There has to be a certain percentage of butterfat and a certain percentage of overrun (air in the product) for it to identify as ice cream. Gelato has no such standard of identity.

While ice cream has to be 10% butterfat, gelato like ours is about 6% butterfat. To give you more context, milk comes out of the cow at about 4.5% butterfat, and a super-premium ice cream like Ben & Jerry's would be between 15% to 16% butterfat.

Without a standard of identity, we have some flexibility in how we define gelato, but ours is a romantic approach – dense and intense. We don't have as much air in the product because of our low butterfat, which means the product is more dense and you get more flavor in every bite.

While our mouths love the feel of butterfat — one of the reasons everyone likes ice cream – butterfat masks flavors, which is one of the reasons products like Ben & Jerry's focus on inclusions or chunky stuff.

Gelato with lower butterfat is much more about the flavor. We focus on more subtle flavors, which will really "shine through" in our product, whereas they might get lost in a high-butterfat product. It's certainly not health food, but it does have less fat, and because of that, we can also put in less sugar, which is a functional ingredient in ice cream for making it soft enough to scoop. That is if you don't have so much fat, you correspondingly don't have to have so much sugar.

Gelato is also more dense. Unlike ice cream which may whip in up to 100% more air into the product, gelato is around 25% more air. You get a lot more in a scoop of gelato than typical ice cream.

Chris: We have been associated with Slow Food since the Slow Food Nation 2008 event in Fort Mason, San Francisco. We are big believers in opposing highly processed foods that read great on a nutrition label. Each batch of our gelato takes on average 16 hours of old world processing to craft. Our customers don't need to worry about all that preparation.. but it takes only a few minutes to scoop - we call our gelato "slow food, fast"!

The reason the Italians prefer gelato is not that it is a diet food, but because of the emphasis on flavor. For example, if you have a pistachio ice cream, like a Ben & Jerry's pistachio ice cream, it's basically white ice cream with only a few pistachios to make you say, "Okay, yeah, that's pistachio. I get it."

By contrast, the Italian recipes really want you to feel that you're eating pistachios, and so it becomes a key ingredient rather than just an added flavor. When folks taste Naia's pistachio gelato they're like, "This doesn't taste like normal pistachio ice cream. This is different. This is *pistachio*."

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Brad Hines Jun 26

Fascinating pitch so far and thank you. What are your long-term exit goals? As a SAFE vs. an equity stake or debt note, one naturally wonders how a 16-year-old private company gives investors opportunities for a return. I love the business so far, I'd just like to hear about possible scenarios that have been discussed for scaling and ultimate play. Also, what is your cost of capital on the tentative bank loan?



Chris Tan CEO and Co-Founder FOUNDER edited Jun 26

Thanks for reaching out Brad!

1. Regarding long-term exit goals and opportunities for return:

Boutique food companies have some lofty models for exit goals - some examples from friends we work closely with include Nestle's incredible acquisition of Oakland's Blue Bottle Coffee or Ezaki Glico's recent acquisition of Berkeley's TCHO Chocolate.

But we also see grounded models here for privately held dividend-returning companies like our friends at local bakery Semifreddi's in Alameda, whose CEO once famously said his exit strategy was 'death'. :) They run a fantastically profitable business.

Our short answer is that our long-term goal is to poise the company as an attractive acquisition. In doing so, even if we ultimately provide ROI via dividend, the preferred shares contemplated by the SAFE provide a 2.0x dividend preference intended to support a secondary market for Wefunder investors.

So death as an exit strategy isn't necessarily a bad option for us... as long as it's not premature!

2. The commitment letter from the SBA lender's credit committee sets out closing costs of $84,276 including an SBA Guaranty Fee of $61,558. Their interest rate is at WSJ Prime plus a margin of 2.25% adjusted every calendar quarter.

Nico Tuason Jun 28

Given the availability of VC or Angel investments in Bay Area specialty foods market, why are you not raising the money through that route? Why did you choose a bank loan and crowdfund?



Chris Tan CEO and Co-Founder FOUNDER edited Jun 29

Thanks, Nico.

When you look at what some of our fundraise is going towards, for example acquiring real estate and equipment, a bank is a strong option because they can collateralize those hard assets. One good thing about a bank is that it does not dilute the equity in the company.

We thought a crowdfund here would be appropriate because:

(A) the bank has already done its due diligence for the crowd;

(B) every $1 raised on Wefunder unlocks up to $4 of non-dilutive capital; and

(C) it's "all or nothing" meaning that if we don't unlock the loan, we don't take anyone's money - noone is stuck in a situation where we take money without being able to execute on the loan.

But to go deeper on your question... when we are in fundraising mode we actually try *all* the options, and so before we knew we were approved for the loan (which was our first choice), we spoke to VCs in the Bay Area specialty foods market. We were encouraged in meeting them that they loved the brand and product - but a VC typically has an investment criteria that requires a larger revenue (or ask) to help justify their time in due diligence. The VCs we met had an investment criteria of companies of $10million+ revenue.

We also spoke with Angels in the Bay Area. They too loved Naia and eating our gelato, but had different philosophies on the type of business they invest in. We make our own gelato. This is our "truth in flavor" - that our brand genuinely is differentiated in how our gelato tastes because of our unique partners and craft production techniques.

Many Angels are instead more comfortable with what's called an "Asset-Lite" food company. An Asset-Lite food company usually involves an MBA founder who uses a generic food factory to manufacture their product, and they add unique marketing around it. Because that company doesn't own any real estate, equipment, or hire a production team, they are "lite" on assets. Those companies are great, and they have their own Angel funding ecosystem, but that's just not who we are.

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1 The materials in this offering contain forward looking statements, which can be identified by the use of forward-looking terminology, such as but not limited to "may", "intend", "will", "anticipate", "estimate", "seek", or "continue" or the negative thereof or other variations thereon or comparable terminology. In particular, any statements, expressed or implied, concerning trends, future operating results, growth, performance, business prospects and opportunities or the ability to generate revenues, income or cash flow are forward-looking statements. These statements reflect management's current beliefs, including beliefs as to future financial and operating results,

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

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Naia is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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